UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018

WYTEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

 Nevada

(State or other jurisdiction of incorporation)

333-215496	46-0720717
(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas 78258

(Address of principal executive offices) (Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company /_/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   /_/

SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.03 Material Modification to Rights of Security Holders.

On May 10, 2018, the Board of Directors of Wytec International, Inc., a Nevada corporation (the “Company”), authorized the modification, by approximately equal extension periods, of the expiration date (extended to December 31, 2018) and Measure Date (extended to September 30, 2018) of the issued and outstanding warrants (collectively, the “Spin-Off Warrants”) originally distributed among the shareholders of Competitive Companies, Inc. in the spin-off of the Company to them. The modification was made in order to give the holders of Spin-Off Warrants an additional 184 days to exercise the SpinOff Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WYTEC INTERNATIONAL, INC.

(Registrant)

Date: May 14, 2018

/s/ William H. Gray

William H. Gray, Chief Executive Officer